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                                                                   EXHIBIT 99.2

           AUSTIN'S CONSOLIDATED STATEMENT OF OPERATIONS - PROFORMA
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                                                  PROFORMA     PROFORMA                PROFORMA     PROFORMA
                                    3 MO ENDED   ADJUSTMENTS  3 MO ENDED  12 MO ENDED ADJUSTMENTS  12 MO ENDED
                                      03/31/96     (MEMO)      03/31/96    03/31/96     (MEMO)     03/31/96
***************************************************************************************************************
                                     (UNAUDITED)              (UNAUDITED)  (UNAUDITED)              (UNAUDITED)
REVENUES:

   NET SALES                         $2,217,268               $2,217,268   $7,438,029               $7,438,029

   OTHER REVENUES                    $    5,684               $    5,684   $   17,958               $   17,958

   INTEREST                          $    2,193               $    2,193   $    8,991               $    8,991
                                     ----------               ----------   ----------               ----------
   TOTAL REVENUES                    $2,225,145               $2,225,145   $7,464,978               $7,464,978

COSTS AND EXPENSES:

   FOOD AND BEVERAGE COSTS           $  787,861               $  787,861   $2,779,573               $2,779,573

   PAYROLL AND RELATED COSTS         $  667,422               $  667,422   $2,361,257               $2,361,257

   OTHER RESTAURANT OPERATING EXP    $  628,948               $  628,948   $2,358,849               $2,358,849

   GENERAL AND ADMIN EXPENSES        $  132,421               $  132,421   $  486,267               $  486,267

   DEPRECIATION AND AMORTIZATION     $   91,794               $   91,794   $  361,176               $  361,176

   INTEREST EXPENSE                  $   43,910   $ (26,550)  $   17,360   $  156,016  $  (86,576)  $   69,440
                                     ----------               ----------   ----------               ----------
   TOTAL EXPENSES                    $2,352,356               $2,325,806   $8,503,138               $8,416,562
                                     ----------               ----------   ----------               ----------
      NET LOSS                         (127,211)                (100,661)  (1,038,160)                (951,584)

NET LOSS PER SHARE                     ($0.021)                  ($0.011)     ($0.160)                 ($0.097)

   WEIGHTED AVE SHARES OUTSTANDING   6,013,550    3,290,000    9,303,550    6,496,883   3,290,000    9,786,883
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